EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-19426, 33-32235, 33-32243, 33-37464, 33-
42817,  33-42818,  33-51764, 33-51756, 2-60117,  2-80183,  2-61333,  2-76167,
2-89417,  33-50777, 33-59165, 33-61777 and 33-52197) of Storage Technology
Corporation of our reported dated February 21, 1997 appearing on Page F-27 of this Form 10-K.




PRICE WATERHOUSE LLP

Denver, Colorado
March 6, 1997